UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2025

Australian Oilseeds Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41986	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra, Australia 2590

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +02 6942 4347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value per share	COOT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	COOT	The Nasdaq Stock Market LLC

Item 8.01. Other Events.

On August 22, 2025, Australian Oilseeds Holdings Limited (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that a Nasdaq Hearings Panel (the “Panel”) has determined to grant the request of the Company to continue its listing on Nasdaq for the period and subject to specified conditions as described in more detail below.

As previously disclosed on June 10, 2025, the Company announced that it had received notification from Nasdaq regarding its failure to regain compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5450(b)(1)(A) (the “Equity Rule”). The Company subsequently requested a hearing before the Nasdaq Hearings Panel, which was held on July 22, 2025. The Company presented to the Panel its plan to achieve compliance with applicable Nasdaq listing criteria and requested an extension of time to do so.

The Panel granted the Company an extension to regain compliance with continued listing requirements and demonstrate long-term compliance with the Equity Rule (which requires listed issuers to maintain minimum stockholders’ equity of $2.5 million). Specifically, the Panel has agreed to provide the Company until September 30, 2025 to regain compliance with the Equity Rule and to allow the continued listing of the Company’s ordinary shares and warrants on The Nasdaq Stock Market through such date, subject to the Company’s compliance with the Equity Rule on or prior to such date. The Company states that as of the hearing date on July 22, 2025, it had $2.6 million in shareholder equity. The Company plans to maintain this minimum equity value by converting additional debt and increasing revenues. As required by The Nasdaq Stock Market’s rules, should the Company regain compliance, it will be subject to a one-year panel monitor.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “expects,” “intends,” “plans,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including meeting Nasdaq compliance standards and other Nasdaq requirements and conditions for listing. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release by Australian Oilseeds Holdings Limited date August 28, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Australian Oilseeds Holdings Limited

Date: August 28, 2025	By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chief Executive Officer